Report of Independent Registered Public Accounting Firm

To the Shareholders and
Board of Trustees of
Federated Insurance Series

In planning and performing our audit of the financial stateme nts of Federated American Leaders
Fund II, Federated Capital Appreciation Fund II, Federated Ca pital Income Fund II, Federated
Equity Income Fund II, Federated Fund for U.S. Government Sec urities II, Federated High
Income Bond Fund II, Federated International Equity Fund II,
 Federated Kaufmann Fund II,
Federated Market Opportunity Fund II, Federated Mid Cap Growth
 Strategies Fund II, Federated
Prime Money Fund II and Federated Quality Bond Fund II (collec tively, the "Funds"), each a portfolio of Federated Insurance Series, as of and for the year ended December 31, 2007, in
accordance with the standards of the Public Company Accounting Oversight Board (United
States), we considered the Funds' internal control over financi al reporting, including controls over safeguarding securities, as a basis for designing our aud iting procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form
N-SAR, but not for the purpose of expressing an opinion on the e ffectiveness of Funds' internal control over financial reporting. Accordingly, we express no suc h opinion.

Management of the Funds is responsible for establishing and maint aining effective internal control over financial reporting. In fulfilling this responsibili ty, estimates and judgments by management are required to assess the expected benefits and relate d costs of controls. A company's internal control over financial reporting is a process d esigned to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accep ted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, a ccurately and fairly reflect the transactions and dispositions of the assets of the company; (2) pro vide reasonable assurance that transactions are recorded as necessary to permit preparation of fin ancial statements in accordance with generally accepted accounting principles, and that receipts an d expenditures of the company are being made only in accordance with authorizations of management and directors of the
company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's asse ts that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or
detect misstatements. Also, projections of any evaluation of effecti veness to future periods are subject to the risk that controls may become inadequate because of c hanges in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists wh en the design or operation of a control does not allow management or employees, in the normal course of performing their
assigned functions, to prevent or detect misstatements on a timely b asis. A material weakness is a deficiency, or a combination of deficiencies, in internal control ov er financial reporting, such that there is a reasonable possibility that a material misstatement of th e Funds' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial repor ting was for the limited purpose described in the first paragraph and would not necessarily di sclose all deficiencies in internal control that might be deficiencies or material weaknesses un der standards established by the Public Company Accounting Oversight Board (United States). Howeve r, we noted no deficiencies in Funds' internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be a mater ial weakness as defined above as of December 31, 2007.

This report is intended solely for the information and use of manageme nt and the Board of
Trustees of Federated Insurance Series and the Securities and Exchang e Commission and is not intended to be and should not be used by anyone other than these spec ified parties.



Boston, Massachusetts
February 14, 2008